Exhibit 99.1

Hub Group, Inc. Reports 14% EPS Growth and Another Record Second Quarter

DOWNERS GROVE, IL, July 24, 2008, -- Hub Group, Inc. (NASDAQ: HUBG) today reported record diluted earnings per share for the quarter ended June 30, 2008 of $0.40.  This represents an increase of 14% compared to last year's second quarter diluted earnings per share of $0.35.  Hub Group’s income for the second quarter was $15.0 million, a 9% increase versus income for the second quarter of 2007.

Hub Group’s revenue increased 22% to $490.9 million compared to $401.6 million in the second quarter of 2007.  Second quarter intermodal revenue increased 17% to $351.6 million.  The increase was attributable to a 5% volume increase and a 12% increase in pricing, related primarily to fuel.  Truck brokerage revenue was up 34% to $98.7 million this quarter.  Second quarter logistics revenue increased 50% to $40.6 million.  Gross margin increased $2.1 million to $59.8 million compared to the second quarter of 2007.

Commenting on the results, David P. Yeager, Vice-Chairman and Chief Executive Officer of Hub Group stated, “We are proud of our record earnings for the second quarter.  The results demonstrate that our strategy and business model continue to be effective in any economic environment.”

FULL YEAR 2008

Given the current operating environment, we are comfortable that the earnings for 2008 will be within the current analysts’ range of $1.59 to $1.69 per diluted share.

CONFERENCE CALL

Hub will hold a conference call at 1:00 p.m. Eastern Time (12:00 p.m. Central Time) on Thursday, July 24, 2008 to discuss its second quarter results.

Hosting the conference call will be David P. Yeager, Vice-Chairman and Chief Executive Officer and Terri A. Pizzuto, Executive Vice-President, Chief Financial Officer and Treasurer.

This call is being webcast and can be accessed through the Investors link on Hub Group’s Web site at www.hubgroup.com ..  Those interested in participating in the question and answer session should follow the telephone dial-in instructions below.

To participate in the conference call by telephone, please call ten minutes early by dialing (888) 679-8037.  The conference call participant code is 37878566. Participants may pre-register for the call at https://www.theconferencingservice.com/prereg/key.process?key=PMP9UTGD9.  Pre-registrants will be issued a pin number to use when dialing into the live call which will provide quick access to the conference, bypassing the operator.  The call will be limited to 60 minutes, including questions and answers.

An audio replay will be available through the Investors link on the Company's Web site at http://www.hubgroup.com. This replay will be available for 30 days.

ABOUT HUB GROUP: Hub Group, Inc. is a leading asset light freight transportation management company providing comprehensive intermodal, truck brokerage and logistics services. The Company operates through a network of over 30 offices throughout the United States, Canada and Mexico.

CERTAIN FORWARD-LOOKING STATEMENTS: Statements in this press release that are not historical, including statements about Hub Group's or management's earnings guidance, intentions, beliefs, expectations, representations, projections, plans or predictions of the future, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are inherently uncertain and subject to risks. Such statements should be viewed with caution. Actual results or experience could differ materially from the forward-looking statements as a result of many factors. Factors that could cause actual results to differ materially include the factors listed from time to time in Hub Group's SEC reports including, but not limited to, the annual report on Form 10-K for the year ended December 31, 2007 and the report on Form 10-Q for the period ended March 31, 2008.  Hub Group assumes no liability to update any such forward-looking statements.

SOURCE: Hub Group, Inc.

CONTACT: Amy Lisek of Hub Group, Inc., +1-630-795-2214

HUB GROUP, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share amounts)

	Three Months		Six Months
	Ended June 30,		Ended June 30,

	2008	2007	2008	2007

Revenue	$490,929	$401,565	$915,924	$794,862
Transportation costs	431,090	343,802	798,583	680,438
Gross margin	59,839	57,763	117,341	114,424

Costs and expenses:
Salaries and benefits	24,301	24,177	49,664	49,787
General and administrative	10,477	10,218	20,627	21,819
Depreciation and amortization	991	1,203	1,992	2,375
Total costs and expenses	35,769	35,598	72,283	73,981

Operating income	24,070	22,165	45,058	40,443

Other income (expense):
Interest expense	(26)	(24)	(52)	(45)
Interest and dividend income	340	611	678	1,256
Other, net	(9)	55	86	58
Total other income	305	642	712	1,269

Income before provision for income taxes	24,375	22,807	45,770	41,712

Provision for income taxes	9,405	9,032	17,665	16,518

Net income	$14,970	$13,775	$28,105	$25,194

Basic earnings per common share	$0.40	$0.35	$0.76	$0.64

Diluted earnings per common share	$0.40	$0.35	$0.75	$0.64

Basic weighted average number of shares outstanding	37,191	39,043	37,146	39,150

Diluted weighted average number of shares outstanding	37,489	39,538	37,447	39,652

HUB GROUP, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share amounts)

	June 30, 2008	December 31, 2007
ASSETS	(unaudited)
CURRENT ASSETS:
Cash and cash equivalents	$54,038	$38,002
Accounts receivable
Trade, net	191,878	160,944
Other	10,720	9,828
Prepaid taxes	86	86
Deferred taxes	3,876	5,044
Prepaid expenses and other current assets	5,925	4,318
TOTAL CURRENT ASSETS	266,523	218,222

Restricted investments	7,746	5,206
Property and equipment, net	28,181	29,662
Other intangibles, net	6,833	7,056
Goodwill, net	230,448	230,448
Other assets	1,251	1,373
TOTAL ASSETS	$540,982	$491,967

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable
Trade	$147,282	$123,020
Other	9,029	6,683
Accrued expenses
Payroll	12,137	16,446
Other	28,434	33,063
Related party payable	-	5,000
TOTAL CURRENT LIABILITIES	196,882	184,212

Non-current liabilities	9,753	9,708
Deferred taxes	51,129	47,148

STOCKHOLDERS' EQUITY:
Preferred stock, $.01 par value; 2,000,000 shares authorized; no shares issued or outstanding in 2008 and 2007	-	-
Common stock
Class A: $.01 par value; 97,337,700 shares authorized and 41,224,792 shares issued in 2008 and 2007; 37,001,494 shares outstanding in 2008 and 36,666,731 outstanding in 2007	412	412
Class B: $.01 par value; 662,300 shares authorized; 662,296 shares issued and outstanding in 2008 and 2007	7	7
Additional paid-in capital	172,357	176,657
Purchase price in excess of predecessor basis, net of tax benefit of $10,306	(15,458)	(15,458)
Retained earnings	234,147	206,042
Treasury stock; at cost, 4,223,298 shares in 2008 and 4,558,061 shares in 2007	(108,247)	(116,761)
TOTAL STOCKHOLDERS' EQUITY	283,218	250,899

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$540,982	$491,967

HUB GROUP, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
	Six Months Ended June 30,
	2008	2007
Cash flows from operating activities:
Net Income	$28,105	$25,194
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	3,395	3,706
Deferred taxes	5,149	3,034
Compensation expense related to share-based compensation plans	2,257	1,923
Gain loss on sale of assets	(197)	(117)
Changes in operating assets and liabilities:
Restricted investments	(2,540)	(1,786)
Accounts receivable, net	(31,826)	1,667
Prepaid taxes	-	2,033
Prepaid expenses and other current assets	(1,607)	(345)
Other assets	122	4
Accounts payable	26,608	(4,388)
Accrued expenses	(8,938)	(174)
Deferred compensation	45	180
Net cash provided by operating activities	20,573	30,931
Cash flows from investing activities:
Proceeds from sale of equipment	364	550
Purchases of property and equipment	(1,858)	(7,453)
Cash used in acquisition of Comtrak, Inc.	(5,000)	(5,000)
Net cash used in investing activities	(6,494)	(11,903)
Cash flows from financing activities:
Proceeds from stock options exercised	355	329
Purchase of treasury stock	(796)	(12,898)
Excess tax benefits from share-based compensation	2,398	2,430
Net cash provided by (used in) financing activities	1,957	(10,139)

Net increase in cash and cash equivalents	16,036	8,889
Cash and cash equivalents beginning of period	38,002	43,491
Cash and cash equivalents end of period	$54,038	$52,380